55 Water Street
New York, NY 10041
                                                               Standard & Poor's


Memorandum

To        All Employees of SPIAS, Marketscope,  From       Alan J. Waller
          Personal Wealth and Outlook

Dept.                                           Dept.      S&P Investment
                                                           Advisory Services

Floor     42/44                                 Floor/Ext. 43 / 3-3414


Subject   Revised Personal Trading Policy       Date       November 9, 1999


      As you know, The McGraw-Hill Companies enjoys a worldwide reputation for integrity and honesty. To strengthen that reputation, effective December 1, 1999, new regulations are outlined in the attached revision to the Standard & Poor's Investment Services (formerly Retail Market Division) Statement of Policy and Procedures Governing Employees' Securities Transactions. The revised policy affects all employees of SPIAS, Marketscope, Outlook, and Personal Wealth. Please read the attached tables I and II for highlights.

      To implement the revised policy, please follow these directions:
1. Begin to instruct brokers (stocks and bonds) and closed-end mutual funds to send duplicate confirmations and statements to me at 55 Water St., 43rd floor.
2. Anticipating a lag in processing by brokers/funds, please continue to submit the reporting slips found in the Statement of Policy and Procedures through December 14, 1999. Effective December 15, 1999 only broker confirmations will be accepted.

      Revised Personal Trading Policy  - Page 2


3. Please complete Attachment I to report existing brokerage accounts. If you do not have brokerage accounts to report, please write NONE on the form and return it to me.

4. Within seven days of receiving this memo, please mail the acknowledgement and Attachment I to me at 55 Water St., 43rd floor.

      Thank you for your continued support.


      Cc: George Gulla              David Stafford
          Del Johnson               Jack Zwingli
          Philippe Liautaud
          Shauna Morrison

      REVISED PERSONAL TRADING POLICIES
      ANALYTICAL DEPARTMENT  (PAGE 1 OF 2)

      NOTE: THE WORD "STOCK" INCLUDES STOCK-BASED SECURITIES SUCH AS OPTIONS, WARRANTS, AND CONVERTIBLE DEBT.

      Effective December 1, 1999, all S&P equity analysts are prohibited from purchasing STARS stocks that are part of the Industry Group ("Group") as to which he/she provides coverage. Consistent with existing policy, all other Group stock transactions must be pre-cleared by the Compliance Officer. Also, S&P equity analysts are prohibited from purchasing any Group stock within 30 days of such stock being included in the STARS system. If an analyst recommends that a stock that he/she owns be added to the STARS system, the analyst should first notify his/her supervisor and the Compliance Officer in writing or by e-mail and obtain approval before the recommendation is added to the STARS system.

      Analysts are prohibited from purchasing a stock that is not part of his/her Group at any time within 30 days of such stock being included in the STARS system. All other non-Group stock transactions must be pre-cleared by the Compliance Officer.

      All other Analytical Services employees (e.g., administrative staff) must pre-clear all stock transactions.

      These rules apply to members of the employee's family (including the spouse, minor children and adults living in the same household as such person) and trusts of which he/she is trustee or in which he/she has a "beneficial interest." "Beneficial interest" includes securities held in the name of another person if (i) by reason of a contract, understanding or relationship the employee obtains benefits substantially equivalent to the ownership of securities or (ii) the employee can cause legal ownership to be transferred to him/her immediately or at some future time.

      To assist the Compliance Officer, the following rules are established in connection with the reporting by S&P equity analysts of their securities trades:

      1. Report all current brokerage (stock and bond) accounts and subsequent openings and closings. (See Attachment I.)

      REVISED PERSONAL TRADING POLICIES

      ANALYTICAL DEPARTMENT  (PAGE 2 OF 2)

2. A statement must be submitted for each account at June 30 and December 31 within 30 days of the semi-annual reporting dates. To transition to the new policy, the first statement should be as of November 30, 1999 and should be submitted by December 30, 1999. Each account is subject to verification by the Compliance Officer.
3. Stock transactions must be reported through duplicate confirmations from the broker. Effective December 15, 1999, the reporting form in the Statement of Policy and Procedures Governing Employees' Securities Activities will no longer be accepted.
4. When an analyst is notified that he/she will switch the Group as to which he/she supplies coverage, the following procedures will apply:
A. From the time of notification up to 30 days after coverage ceases, the analyst cannot purchase or otherwise acquire stocks in his/her former Group, or stocks the analyst has previously identified as potential new STARS recommendations for the former Group. All other transactions for the former Group must be pre-cleared by the Compliance Officer.
B. Thirty days after the analyst ceases coverage of the former Group, he/she may resume transactions in those stocks subject to the rules established for non-Group stocks in the Statement of Policy and Procedures Governing Employees' Securities Activities, as amended.
C. Effective upon the above referenced notification, the analyst cannot purchase or otherwise acquire existing stocks included in the new Group or the stocks of companies previously identified as potential new STARS recommendations by the prior analyst that covered such Group. Consistent with existing policy, all other transactions for the new Group must be pre-cleared by the Compliance Officer.
5. Use Attachment II for pre-clearance requests. Upon approval by the compliance officer of any proposed securities trade, the individual will have seven (7) days in which to effect the trade. If he or she does not effect the trade within such seven (7)- day period, he or she must consult with and obtain the approval of the Compliance Officer again.

      REVISED PERSONAL TRADING POLICIES

      ANALYSTS COVERING:

      PORTFOLIO ACTIVITIES (E.G., ARIZONA, PLATINUM, BEAR STEARNS AND JACKSON NATIONAL LIFE)

      STOCK SCREENS

      EMERGING AND SPECIAL SITUATIONS

      S&P FOCUS STOCK OF THE WEEK

      (PAGE 1 OF 2)

      NOTE: THE WORD "STOCK" INCLUDES STOCK-BASED SECURITIES SUCH AS OPTIONS, WARRANTS, AND CONVERTIBLE DEBT. NOTE: MUTUAL FUND RESTRICTIONS APPLY TO QUANTITATIVE SERVICES. Effective December 1, 1999, analysts of S&P Investment Advisory Services, Outlook, Online Advisor, Personal Wealth, and Marketscope and its employees who regularly have access to information related to the above referenced activities prior to publication or dissemination to clients or the public must pre-clear all stock and closed-end mutual fund trades. Also, an analyst may not trade a stock or closed-end mutual fund within the 30-day period preceding or subsequent to the date the security was recommended by the analyst for inclusion in a portfolio, screen or publication (print or electronic).

      If an analyst recommends a stock or closed-end mutual fund that he/she owns or traded within the thirty-day window specified above, the analyst should notify his/her supervisor and the Compliance Officer in writing or by e-mail and obtain approval before the recommendation is offered to a client or published. These rules do not apply to purchases of SPDRs and similar exchange traded funds, open-end mutual funds, variable annuities, and bond funds.

      Consistent with existing policy, a trade that runs counter to the analyst's latest recommendation or screen with respect to a security will not be permitted, unless the analyst demonstrates that such trade is necessary due to exigent personal circumstances.

      REVISED PERSONAL TRADING POLICIES

      ANALYSTS COVERING:

      PORTFOLIO ACTIVITIES,  STOCK SCREENS, EMERGING AND SPECIAL SITUATIONS, S&P

      FOCUS STOCK OF THE WEEK (PAGE 2 OF 2)

      All other employees (e.g., administrative staff) of S&P Investment Advisory Services, Outlook, Online Advisor, Personal Wealth, and Marketscope, must pre-clear all stock and closed-end mutual fund transactions.

      These rules apply to members of the employee's family (including the spouse, minor children and adults living in the same household as such person) and trusts of which he/she is trustee or in which he/she has a "beneficial interest." "Beneficial interest" includes securities held in the name of another person if (i) by reason of a contract, understanding or relationship the employee obtains benefits substantially equivalent to the ownership of securities or (ii) the employee can cause legal ownership to be transferred to him/her immediately or at some future time.

      To assist the Compliance Officer, the following rules are established in connection with the reporting by analysts and employees covered by this section of their securities trades:
1. Report all current brokerage and closed-end mutual fund accounts and subsequent openings and closings. (See Attachment I.)
2. A statement must be submitted for each account as of June 30 and December 31 within 30 days of the semi-annual reporting dates. To transition to the new policy, the first statement should be as of November 30, 1999 and should be submitted by December 30, 1999. Each account is subject to verification by the Compliance Officer.
3. Transactions can only be reported through duplicate confirmations from the broker or mutual fund. Effective December 15, 1999, the reporting form in the Statement of Policy and Procedures governing Employees' Securities Activities will no longer be accepted.
4. Use Attachment II for pre-clearance requests. Upon approval by the compliance officer of any proposed securities trade, the individual will have seven (7) days in which to effect the trade. If he or she does not effect the trade within such seven (7)- day period, he or she must consult with and obtain the approval of the Compliance Officer again.

S&P INVESTMENT SERVICES                                             ATTACHMENT I
                             ACCOUNT REPORTING FORM
        NOTE: COMPLETE FOR BROKERAGE AND CLOSED-END MUTUAL FUND ACCOUNTS.

      Employee Name:
                    ------------------------------------------
      Department:
                    ------------------------------------------
      Extension:
                    ------------------------------------------

      I am reporting a(n): account opening []          account closing []
      (check one)
                                      current account []

      Account type (check one):     Broker[]          Closed-end mutual fund[]

      Broker/Fund Name:
                       -------------------------------------------
      Broker/Fund Contact:
                          ----------------------------------------
      Broker/Fund Address:
                          ----------------------------------------
      Broker/Fund Telephone #:
                              ------------------------------------
      Name(s) of Account Holder(s):
                                   -------------------------------
      Account Number:
                     ---------------------------------------------
      Date Account Opened/Closed:
                                 ---------------------------------
      (Circle one)


      -----------------------------                        -------------------
      Employee Signature                                    Date


      This form must be completed for the analyst and members of the analyst's family (including the spouse, minor children and adults living in the same household as such person) and trusts of which he/she is trustee or in which he/she has a "beneficial interest." "Beneficial interest" includes securities held in the name of another person if (i) by reason of a contract, understanding or relationship the employee obtains benefits substantially equivalent to the ownership of securities or (ii) the employee can cause legal ownership to be transferred to him/her immediately or at some future time.

      Return this form to the Compliance Officer, Alan Waller, 55 Water St., 43rd floor.

S&P INVESTMENT SERVICES                                            ATTACHMENT II
                               PRE-CLEARANCE FORM

      Employee Name:
                    -------------------------------------
      Department:
                 ----------------------------------------
      Extension:
                -----------------------------------------
      Name of Account Holder
                            -----------------------------


      I request pre-clearance to trade the following:

      Name                               Ticker               Buy      Sell
           ----------------------------         -------------    ---       ---
      Name                               Ticker               Buy      Sell
           ----------------------------         -------------    ---       ---
      Name                               Ticker               Buy      Sell
           ----------------------------         -------------    ---       ---
      Name                               Ticker               Buy      Sell
           ----------------------------         -------------    ---       ---
      Name                               Ticker               Buy      Sell
           ----------------------------         -------------    ---       ---



      Check as applicable:
      [] I previously recommended the stock(s) on these dates: (if more than one stock, schedule below)

      [] I did not previously recommend the stock(s).


      Check one:
      The above account holder [] DOES [] DOES NOT currently own the above stock(s).


      Note: Upon approval by the compliance officer of any proposed securities trade, the individual will have seven (7) days in which to effect the trade. If he or she does not effect the trade within such seven (7) day period, he or she must consult with and obtain the approval of the Compliance Officer again.


      -----------------------------                        -------------------
      Employee Signature                                   Date

      Return this form to the Compliance Officer, Alan Waller, 55 Water St., 43rd floor.

                      STANDARD & POOR'S INVESTMENT SERVICES
                      STATEMENT OF POLICIES AND PROCEDURES
                   GOVERNING EMPLOYEES' SECURITIES ACTIVITIES

      ACKNOWLEDGEMENT

      I HAVE READ AND UNDERSTAND THE ATTACHED REVISION TO THE STANDARD & POOR'S INVESTMENT SERVICES (FORMERLY RETAIL MARKET DIVISION) STATEMENT OF POLICY AND PROCEDURES GOVERNING EMPLOYEES' SECURITIES TRANSACTIONS, AND I WILL COMPLY IN ALL RESPECTS WITH THE PROCEDURES SET FORTH THEREIN.

      PLEASE SIGN YOUR NAME AND INSERT THE INFORMATION REQUESTED IN THE SPACES PROVIDED BELOW. THEN RETURN THIS ACKNOWLEDGEMENT WITHIN SEVEN DAYS TO ALAN WALLER, COMPLIANCE OFFICER, 55 WATER ST., 43RD FLOOR. YOU SHOULD RETAIN A COPY OF THIS DOCUMENT FOR YOUR RECORDS.



      ----------------------   --------------------  ----------------
      (PRINT NAME)             (DEPARTMENT)          (DATE)


      ----------------------    ----------------------
      EXTENSION                 (SIGNATURE)

                                   Appendix C

              STANDARD & POOR'S INVESTMENT ADVISORY SERVICES, INC.

               INSIDER TRADING STATEMENT OF POLICY AND PROCEDURES
                      FOR OFFICERS, DIRECTORS AND EMPLOYEES

A.       STATEMENT OF POLICY

         As noted in The McGraw-Hill Companies' Code of Business Ethics, The McGraw-Hill Companies enjoys a worldwide reputation for integrity and honesty. The Code, a copy of which has been received by every employee of Standard & Poor's Investment Advisory Services, Inc. ("SPIAS"), summarizes general standards of conduct that are applicable to all employees of The McGraw-Hill Companies and SPIAS.

         SPIAS  has   established   this  Statement  of  Policy  and  Procedures
especially for its officers, directors and employees (i) to ensure the compliance by such persons with applicable laws, rules and regulations and (ii) to avoid even the appearance of conflict of interest or impropriety relating to the standard of conduct of such persons with regard to their personal securities transactions.

         In addition, the reputation and goodwill of SPIAS are of paramount importance, and in part reflect the strength of the Standard & Poor's franchise. The reputation and goodwill carry responsibility - the responsibility to provide judgments and opinions in connection with providing investment advice, evaluating securities and performing related investment advisory activities that are formed in accordance with the highest professional standards, that are fair and accurate and are not affected by conflicts of interest. This Statement of Policy and Procedures is intended to guide us in this endeavor.

         Generally, it is illegal to trade in securities while you are in possession of material non-public information that might affect the value of those securities, or to transmit that information to others who trade in or cause someone to trade in those securities. All officers, directors and employees of SPIAS, each of whom is subject to this Statement of Policy and Procedures, are therefore forbidden from trading, either themselves or indirectly by transmitting material non-public information to others, while in possession of material non-public information affecting the securities to be traded.

         Because the law of insider trading involves a number of complex legal interpretations, SPIAS requires that every officer, director and employee confer with the Compliance Officer before such person enters into any securities transaction involving information that such person believes may be non-public and material. The Compliance Officer, in consultation with The McGraw-Hill Companies' Legal Department, will determine whether proceeding with the proposed transaction may involve substantial risk that the transaction would violate the law.

         Every officer, director and employee of SPIAS must follow the procedures described below or risk serious sanctions, including dismissal, substantial personal liability and possible criminal penalties, including jail sentences. Every officer, director and employee of SPIAS must read, sign and retain a copy of this Statement of Policy and Procedures. Any questions regarding this Statement of Policy and Procedures should be referred to Alan Waller, SPIAS's Compliance Officer or The McGraw-Hill Companies' Legal Department. In Alan Waller's absence or unavailability, Jim Branscome, Ken Shea and Thomas Gizicki will be SPIAS's alternate Compliance Officers.

B.       PROCEDURES TO IMPLEMENT POLICY STATEMENT

         1. IDENTIFYING INSIDE INFORMATION

         Before trading for yourself or others in the securities of a company about which you may have any material non-public, or "inside" information, ask yourself the following questions:
         a) Is the information material? That is, is it information that an investor would consider important in making his or her investment decision? Is this information that would materially affect the market price of the securities if generally disclosed?

         b) Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by, for example, being published in one of S&P's publications (including time for receipt by subscribers), in The Wall Street Journal or other publications of general circulation or over an electronic distribution network?

         If, after consideration of the above, you believe that the information is material and non-public, if you have questions as to whether the information may be material and non-public or if you have any other concerns in this area, you should take the following steps:

         i.       Report the matter immediately to SPIAS's Compliance Officer.
         ii. Do not purchase or sell the securities on behalf of yourself or others.
         iii. Do not communicate the information inside or outside SPIAS, other than to the Compliance Officer.
         iv. After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

         If after consideration of the items set forth above, you have any doubt as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, you must discuss it with the Compliance Officer, Alan Waller, before trading on or communicating the information to anyone. Moreover, it is incumbent upon you to promptly update or correct information previously conveyed to the Compliance Officer with regard to the items set forth above as soon as you discover that such information is or has become inaccurate.

         2.    PERSONAL SECURITIES TRADING--CLEARANCE REPORTING

         All officers, directors and employees of SPIAS shall refrain from selling or purchasing, and shall cause the members of his/her family (including the spouse, minor children and adults living in the same household as such person) and trusts of which he/she is trustee or in which he/she has a beneficial interest, to refrain from selling or purchasing any security if such person has received any non-public information regarding such security until such information has been made public. Non-public information includes, but is not limited to, knowledge about a pending significant transaction or other information that could impact the value of a company's securities.

         As used in this Statement of Policy and Procedures, "beneficial interest" includes securities held in the name of another person if (i) by reason of a contract, understanding or relationship the employee obtains benefits substantially equivalent to the ownership of securities or (ii) the employee can cause legal ownership to be transferred to him/her immediately or at some future time.

         In the case of printed products, employees having any direct or indirect knowledge of any forthcoming change in a STARS ranking or buy, sell or switch recommendation or other non-public information may not act on such knowledge until the fourth business day after the publication is mailed to subscribers. In the case of electronic products, an employee may not act until twenty-four (24) hours after public dissemination of such information. With respect to the information transmitted via both print and electronic products (e.g., The Outlook, Emerging & Special Situations, Stock Reports, Personal Wealth, and Marketscope), the employee may not act until the later to occur of the embargo periods referred to above, i.e., the fourth business day after the print publication is mailed to subscribers. In the case of Stock Reports, if a stock's STARS ranking changes, then the employee may not act until the fourth business day after The Outlook issue reporting the change is mailed to subscribers.

         Notwithstanding the above, all employees of Analytical Services, Quantitative Services, Marketscope, Personal Wealth, The Outlook, and Portfolio Services must abide by the appropriate embargo period for each published STARS change. Practically speaking, these employees must wait until the fourth business day after The Outlook issue covering the change is mailed to subscribers.

         Also, any employee who receives restricted stock memos must abide by the embargo periods covered in those memos. Trading in restricted stocks must be pre-cleared by the Compliance Officer.

         IN ADDITION, EACH AND EVERY OFFICER, DIRECTOR AND EMPLOYEE OF SPIAS SHALL SUBMIT TO THE COMPLIANCE OFFICER, ALAN WALLER, A REPORT OF EVERY SECURITIES TRANSACTION (INCLUDING OPEN ORDERS SUCH AS STOP-LOSS OR PRICE BASED ORDERS BUT NOT INCLUDING OPEN-END MUTUAL FUND TRANSACTIONS) IN WHICH HIS/HER FAMILY (INCLUDING SPOUSE, MINOR CHILDREN AND ADULTS LIVING IN THE SAME HOUSEHOLD AS SUCH PERSON) AND TRUSTS OF WHICH HE/SHE IS TRUSTEE OR IN WHICH HE/SHE HAS A BENEFICIAL INTEREST HAVE PARTICIPATED, WITHIN THE APPLICABLE TIME FRAME SPECIFIED BELOW. EACH AND EVERY OFFICER, DIRECTOR AND EMPLOYEE OF SPIAS WHO PARTICIPATES IN A SECURITIES EVALUATION SERVICE OR WHO REGULARILY HAS ACCESS TO INFORMATION FROM THSE SERVICES PRIOR TO PUBLICATIONS OR OTHER DISSEMINATION TO CLIENTS OR TO THE PUBLIC SHALL SUBMIT A SECURITIES TRANSACTION REPORT TO THE COMPLIANCE OFFICER WITHIN TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THE RELEVANT TRANSACTION WAS EFFECTED. ANY OTHER PERSON SUBJECT TO THIS STATEMENT OF POLICY SHALL SUBMIT A SECURITIES TRANSACTION REPORT TO THE COMPLIANCE OFFICER WITHIN SEVEN (7) BUSINESS DAYS AFTER THE DATE ON WHICH THE RELEVANT TRANSACTION WAS EFFECTED. EACH REPORT SHALL IDENTIFY THE ACCOUNT HOLDER AND INCLUDE THE NAME OF THE SECURITY, DATE OF TRANSACTION, QUANTITY, PRICE, PRINCIPAL AMOUNT AND BROKER-DEALER THROUGH WHICH THE TRANSACTION WAS EFFECTED. ATTACHED HERETO IS A STANDARD FORM REPORT THAT WHEN COMPLETED WITH THE APPROPRIATE INFORMATION SHALL BE CONSIDERED SUFFICIENT FOR THESE PURPOSES. THIS REPORT MAY BE PROVIDED TO THE COMPLIANCE OFFICER IN HARD COPY (I.E., PRINT) OR VIA E-MAIL IN THE FORMAT ON PAGE 9. ALTERNATIVELY, THIS REQUIREMENT MAY BE SATISFIED BY SENDING DUPLICATE CONFIRMATIONS OF SUCH TRADES TO THE COMPLIANCE OFFICER.

         Each pre-clearance submission and report of a securities transaction shall be kept confidential by the Compliance Officer. The information in a report shall not be disclosed to anyone without the written consent of the employee, except that such reports shall be made available to SPIAS or The McGraw-Hill Companies' management as necessary for them to comply with their legal obligations, and the Securities and Exchange Commission, the New York Stock Exchange, the National Association of Securities Dealers and other similar agencies and their respective staffs as required by law or regulation.

         The Compliance Officer will distribute annually to each officer, director and employee of SPIAS a request for acknowledgment that the employee has complied with the personal securities trading reporting requirements set forth in this Statement of Policy. Employees will be asked to sign such acknowledgment and return same to the Compliance Officer within one week of receipt.

         3.    RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

         Information in your possession that you identify as potentially material and non-public may not be communicated to anyone, including persons within SPIAS, except as provided in Section 2 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted. Examples of material non-public information include knowledge of a pending change in a stock's STARS ranking or that a buy, sell, or switch recommendation is under consideration or is about to be made in an S&P securities evaluation service or that a security is under consideration to be added to or replaced from an S&P stock index.


         4.    CONDUCT RELATED TO GIVING OF INVESTMENT ADVICE

         Investment advice is to be given only through or from an S&P publication or product, except in cases where the employee reiterates advice already provided in the latest issue of a publication or product. Employees must not state or intimate that any opinion or comment may be embodied in a forthcoming publication or other release, and no employee shall give any subscriber, client or any other person a preference in obtaining information that is not available to others. In no event should an employee or officer whose functions do not involve giving investment advice attempt to do so.

         No employee shall solicit, accept or receive, directly or indirectly, any gift or compensation other than from S&P or McGraw-Hill in connection with his or her employment, without the approval of the Compliance Officer or the officer in charge of his/her department.

         No employee shall borrow from or be indebted to any subscriber, client or supplier of SPIAS, excluding (i) loans from lending institutions, such as banks or insurance companies and (ii) margin accounts with brokers made in the usual course of the employee's business and on ordinary commercial terms.

         No employee shall guarantee any customer against security transaction losses or in any way represent to a customer or subscriber that he/she or S&P will guarantee the customer against such losses. No employee shall furnish advice or extend services on behalf of SPIAS except as he/she may be specifically instructed by his/her supervisor or other appropriate authority within SPIAS. No employee shall recommend or influence any client or subscriber in the selection of any broker, dealer or underwriter.

         Employees engaged in securities evaluation services should not respond to any inquiries from outside lawyers or reply to subpoenas or other legal process without first reviewing the matter with a senior officer of SPIAS and McGraw-Hill's Legal Department. In this regard, reference is made to the McGraw-Hill Legal Department policy memorandum of January 1994 covering responses to inquiries from outside lawyers, a copy of which is attached at the back of this document.

         5.    REPORTING VIOLATIONS OF THIS STATEMENT OF POLICY

         As is consistent with The McGraw-Hill Companies' Code of Business Ethics, an officer, director or employee of SPIAS who observes or gains knowledge of any violation of this Statement of Policy and Procedures shares a responsibility to inform his/her supervisor or the Compliance Officer in confidence.

   *                                *                                      *

         Nothing herein should be read to supplant or modify the obligations imposed on all employees that are set forth in The McGraw-Hill Companies' Code of Business Ethics. Any questions regarding this Statement of Policy and Procedures should be addressed to the Compliance Officer or The McGraw-Hill Companies' Legal Department.

              STANDARD & POOR'S INVESTMENT ADVISORY SERVICES, INC.
                      STATEMENT OF POLICIES AND PROCEDURES
                   GOVERNING EMPLOYEES' SECURITIES ACTIVITIES

                                 Acknowledgement
                                 ---------------

         I have read and understand the Statement of Policy and Procedures, and I have complied and will comply in all respects with the procedures set forth therein.

         PLEASE SIGN YOUR NAME AND INSERT THE INFORMATION REQUESTED IN THE SPACES PROVIDED BELOW. THEN RETURN THIS ACKNOWLEDGEMENT TO ALAN WALLER, SPIAS's COMPLIANCE OFFICER, 25 BROADWAY/18th Floor. YOU SHOULD RETAIN A COPY OF THIS DOCUMENT FOR YOUR RECORDS.



----------------------     ----------------------    ----------------
(Print Name)               (Department)              (Date)


----------------------
(Signature)

              STANDARD & POOR'S INVESTMENT ADVISROY SERVICES, INC.
                   CONFIDENTIAL SECURITIES TRANSACTION REPORT

                            Date of Transaction
                                               -------------

                 Name of Account Holder (if other than employee)

                 -----------------------------------------------


Today, I/the person named above  (   ) purchased   (   ) sold
                                 (   ) other-explain below:


--------------------       ----------       ---------------     ----------
Security                   Symbol           Number of Shares     Price
                                                                 per Share

--------------------       ---------------
Total Principal Amount     Broker


-------------------        -------------------                --------------
Employee Name              Employee's Signature               Date


------------------         -------------------
Department                 Extension

All employees must complete and return this form to Alan Waller, Compliance Officer of SPIAS's, 25 Broadway/18th floor. Alternatively, a duplicate confirmation of the trade or an e-mail version of this form can be provided (see following page for e-mail version of this form, which can be obtained from the Compliance Officer, in an Excel file layout).

              STANDARD & POOR'S- INVESTMENT ADVISORY SERVICES INC.
                   CONFIDENTIAL SECURITIES TRANSACTION REPORT

----------------- -------------------------------- ---------------- --------- ------------- -------- --------- ----------- --------
      DATE                   EMPLOYEE                  NAME OF
                                                   ACCOUNT HOLDER
----------------- -------------------------------- ---------------- --------- ------------- -------- --------- ----------- --------
                                                                      BUY
                   LAST    FIRST   DEPT.           LAST     FIRST     SELL    TRANSACTION   STOCK              NUMBER OF   SHARE
  TRANSACTION      NAME     NAME    NAME    EXT.   NAME     NAME     *OTHER       DATE       NAME     SYMBOL     SHARES     PRICE

----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------
----------------- -------- ------- -------- ------ -------- ------- --------- ------------- -------- --------- ----------- --------

----------------- --------------- ------------------

      DATE

----------------- --------------- ------------------

                      TOTAL
  TRANSACTION       PRINCIPAL          BROKER
                      AMOUNT
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------
----------------- --------------- ------------------

* PLEASE EXPLAIN "OTHER" TRANSACTION